Exhibit 99.1

Marathon Patent Group Announces Authorization of Stock Repurchase Program

LOS ANGELES, CA—(Marketwired - May 24, 2016) - Marathon Patent Group, Inc. (NASDAQ: MARA) (“Marathon” or “Company”), a patent licensing and commercialization company, today announced that it had authorized the repurchase of up to $2 million of Marathon’s common stock.  Purchases may be made over a 12 month period ending May 30, 2017.

The shares may be purchased from time to time in the open market, in privately negotiated transactions or in other manners as permitted by federal securities laws and other legal requirements. The timing, manner, price and amount of any repurchases will be determined by Marathon in its discretion and will be subject to economic and market conditions, stock price, applicable legal requirements and other factors. There is no guarantee as to the number of shares that will be repurchased, if any, and the stock repurchase program may be extended, suspended, or discontinued at any time without notice at Marathon’s discretion.  The Company will not provide any information regarding its repurchases except as required by law.

Doug Croxall, CEO and Chairman of Marathon stated, “In light of recent favorable results, not limited to record year to date revenues in excess of $35 million and the cash we have generated from that revenue, our board believes a share repurchase program is a prudent measure. Much like we strategically invest in patent assets that we believe have the potential of generating sizeable return on investment, we believe the ability to repurchase our own shares, at what we believe to be undervalued price levels, offers us a similar risk versus reward opportunity capable of generating measurable returns on our capital.”

Croxall concluded, “We are keenly aware of the importance of not just talking about creating shareholder value, but taking definitive steps to help facilitate it. The repurchase program is illustrative of our continuing commitment to do just that.”

About Marathon Patent Group

Marathon is a patent licensing and commercialization company. The Company acquires patents from a wide-range of patent holders from individual inventors to Fortune 500 companies. Marathon’s strategy of acquiring patents that cover a wide-range of subject matter allows the Company to achieve diversity within its patent asset portfolio. Marathon generates revenue with its diversified portfolio through actively managed concurrent patent rights enforcement campaigns. This approach is expected to result in a long-term, diversified revenue stream. The Company’s commercialization division is focused on the full commercialization lifecycle which includes discovering opportunities, performing due diligence, providing capital, managing development, protecting and developing IP, assisting in execution of the business plan, and realizing shareholder value. To learn more about Marathon Patent Group, visit www.marathonpg.com.

Safe Harbor Statement

Certain statements in this press release constitute “forward-looking statements” within the meaning of the federal securities laws. Words such as “may,” “might,” “will,” “should,” “believe,” “expect,” “anticipate,” “estimate,” “continue,” “predict,” “forecast,” “project,” “plan,” “intend” or similar expressions, or statements regarding intent, belief, or current expectations, are forward-looking statements. While the Company believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to us on the date of this release. These forward looking statements are based upon current estimates and assumptions and are subject to various risks and uncertainties, including without limitation those set forth in the Company’s filings with the Securities and Exchange Commission (the “SEC”), not limited to Risk Factors relating to its patent business contained therein. Thus, actual results could be materially different. The Company expressly disclaims any obligation to update or alter statements whether as a result of new information, future events or otherwise, except as required by law.

CONTACT INFORMATION

Marathon Patent Group
Jason Assad
678-570-6791
Jason@marathonpg.com